UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          October 15, 2003

DiaSys Corporation
(Exact name of registrant as specified in its charter)

Delaware	811-3584	06-1339248
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

81 West Main Street, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 755-5083

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

In March 2003, Mr. Todd DeMatteo, the former President and Chief Executive Officer of the Company, commenced legal proceedings in Connecticut Superior Court seeking damages in the amount of $875,000 for an alleged breach of Mr. DeMatteo’s Executive Employment Agreement with the Company.  The Company arranged to have such proceedings stayed pending arbitration of the amounts in question as required by the terms of the agreement.  Mr. DeMatteo subsequently commenced an arbitration proceeding against the Company relating to the same subject matter.  An arbitrator has been appointed; however, no hearings have been held or scheduled.

In August 2003, Mr. DeMatteo again sought preliminary relief in the Connecticut Superior Court by the filing of a Motion for Order Pendente Lite in Aid of Arbitration seeking attachments of assets of the Company in anticipation of an award in such arbitration proceeding. On October 15, 2003, the Company received notice that the Court ordered a general attachment of assets of the Company in the amount of $575,000.  The Company is appealing such order and intends to apply to the Court for a stay of execution pending such appeal.  The Company has been advised by counsel that such order is not indicative of the actual outcome of the pending arbitration.  The Company believes that it has meritorious defenses that it will vigorously pursue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIASYS CORPORATION

By: /s/ Gregory Witchel

Gregory Witchel, President

Dated: October 17, 2003